Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of [●], 2026, by and among USA Rare Earth, Inc., a Delaware corporation (“Parent”) and the undersigned (the “Stockholder” and together with the Parent, the “Parties”), in such Person’s capacity as a stockholder of Texas Mineral Resources Corp., a Delaware corporation (the “Company”)[, and not in his or her capacity as a director or officer of the Company, as applicable]. All capitalized terms used and not defined herein shall have the meanings assigned thereto in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution of this Agreement, Parent and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) by and among Parent, the Company, Hamer Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“First Merger Sub”) and Hamer Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (the “Second Merger Sub” and together with the First Merger Sub, the “Merger Subs”), pursuant to which, among other things, on the terms and subject to the conditions thereof, (i) the First Merger Sub will merge with and into the Company (the “First Merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”), and (ii) as a second step in a single integrated transaction with the First Merger, the Surviving Corporation will merge with and into the Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with the Second Merger Sub surviving as a wholly owned subsidiary of Parent.

WHEREAS, the Stockholder is the record or beneficial owner of the number of shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) set forth opposite the Stockholder’s name on Schedule A hereto (the “Existing Shares” and together with any shares of Company Common Stock or other capital stock of the Company and any other securities convertible into or exchangeable for shares of Company Common Stock or other capital stock of the Company, in each case that are acquired by the Stockholder during the term of this Agreement, collectively, the “Company Shares”);

WHEREAS, the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Company Common Stock entitled to vote at a stockholders’ meeting duly called and held in favor of the adoption of the Merger Agreement and the Transactions, including the Mergers, is a condition to the consummation of the Mergers;

WHEREAS, as of the date hereof, on the terms and subject to the conditions herein, the Stockholder, solely in Stockholder’s capacity as a beneficial and/or record owner of Company Shares, has determined to vote in favor of the Mergers and the other Transactions; and

WHEREAS, as a condition and inducement to the willingness of Parent to enter into the Merger Agreement, the Stockholder, solely in Stockholder’s capacity as a beneficial and/or record owner of Company Shares, has agreed to enter into and perform its obligations under this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and premises and the mutual representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1.	Agreement to Vote.

(a) During the term of this Agreement, at any meeting of the stockholders of the Company, however called (whether annual or special and each adjourned or postponed meeting, and including the Company Stockholders Meeting), or in connection with any written consent of the stockholders of the Company (each such meeting or written consent of the stockholders of the Company, a “Stockholders’ Meeting”), the Stockholder irrevocably and unconditionally agrees that he, she or it shall, in each case to the fullest extent that such matters are submitted for the vote or written consent of the Stockholder in a Stockholders’ Meeting and that the Company Shares are entitled to vote thereon or consent thereto, (x) appear at each Stockholders’ Meeting or otherwise cause the Company Shares to be counted as present thereat for purposes of calculating a quorum, and (y) vote (or cause to be voted) or deliver (or cause to be delivered) a written consent covering all of the Company Shares, and cause any holder of record of the Company Shares to vote all such Company Shares, in person or by proxy, and not to withdraw any such vote or consent with respect to the Company Shares:

(i) in favor of (i) the adoption of the Merger Agreement and the consummation of the Transactions, including the Mergers and, subject in each case to Section 1(c) below, any amended and restated Merger Agreement or amendment to the Merger Agreement, and any other matter that would reasonably be expected to facilitate the consummation of the Mergers, and (ii) the approval of any proposal to adjourn or postpone any Stockholders’ Meeting to a later date if there are not sufficient votes to obtain the Requisite Company Vote on the date on which a Stockholders’ Meeting (including the Company Stockholders Meeting) is held; and

(ii) against (i) any Acquisition Proposal, (ii) any change in the Company Board (iii) any action, proposal, transaction or agreement (A) made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Mergers or the other Transactions, or (B) that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Stockholder under this Agreement, or (iv) any action, proposal, transaction or agreement, amendment to any agreement or organizational document, matter or proposal submitted for the vote or written consent of the stockholders of the Company that is intended to or would reasonably be expected to impede, interfere with, prevent, delay, postpone or adversely affect, the Mergers, the Transactions or the transactions contemplated by this Agreement or the fulfillment of the Company’s or Parent’s obligations or conditions under the Merger Agreement.

For the avoidance of doubt, any obligation pursuant to Section 1(a)(ii) shall not be read to affect, reduce or eliminate the obligations of the Stockholder pursuant to Section 1(a)(i).

(b) The Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), within five days of receipt, any proxy card or voting instructions it receives that is sent by or on behalf of the Company to stockholders of the Company soliciting proxies with respect to any matter described in Section 1(a) (with Parent to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions). Such proxy card or voting instructions shall be voted in the manner described in Section 1(a) and such vote shall not be amended, withdrawn or rescinded. The Stockholder hereby revokes (and agrees to cause to be revoked) any and all proxies, if any, that it has heretofore granted with respect to its Company Shares.

(c) Notwithstanding anything herein to the contrary in this Agreement, this Section 1 shall not require the Stockholder to be present (in person or by proxy) or vote (or cause to be voted) any of such Stockholder’s Company Shares (or to execute or deliver a proxy card or voting instructions with respect to any of such Stockholder’s Company Shares) (x) to amend, modify or waive any provision of the Merger Agreement as in effect as of the date hereof or (y) in favor of the adoption of the Merger Agreement as in effect as of the date hereof if it has been amended or modified or a waiver given, in the case of each of (x) and (y), in a manner that (i) reduces the amount or changes the form of the Merger Consideration, (ii) extends the End Date or (iii) adds or imposes any new or additional conditions or modifies any existing conditions to the consummation of the Mergers that materially and adversely affects such Stockholder. Notwithstanding anything to the contrary in this Agreement, Stockholder shall remain free to vote (or execute consents or proxies with respect to) such Stockholder’s Company Shares with respect to any matter other than as set forth in this Section 1 in any manner such Stockholder deems appropriate.

2.	Representations and Warranties of Stockholder.

The Stockholder represents, warrants and agrees as follows:

(a) Ownership. As of the date hereof, the Stockholder (i) is the beneficial and record owner of the Existing Shares as indicated on Schedule A hereto opposite such Stockholder’s name, free and clear of any proxy, voting restriction, adverse claim or other Lien, other than Liens created by this Agreement, the Merger Agreement or under applicable securities Laws, and (ii) has sole power to vote or direct the voting of, as applicable, all of the Existing Shares owned beneficially or of record by such Stockholder and sole power of disposition with respect to all of the Existing Shares, and no Person other than such Stockholder has any right to direct or approve the voting or disposition of any of the Existing Shares. As of the date hereof, such Stockholder does not own, beneficially or of record, any capital stock or other securities of the Company or any Subsidiary of the Company other than the Existing Shares set forth on Schedule A opposite such Stockholder’s name. As of the date hereof, such Stockholder does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company except as set forth on Schedule A opposite such Stockholder’s name. Other than this Agreement, none of the Existing Shares are subject to any voting trust agreement or other Contract to which such Stockholder is a party restricting or otherwise relating to the voting or Transfer (as defined below) of any of the Existing Shares. Such Stockholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Existing Shares. As of the date hereof, the Existing Shares constitute all of the shares of Company Common Stock convertible or exchangeable into or exercisable for Company Common Stock beneficially owned by the Stockholder. The Stockholder has possession of an outstanding certificate or outstanding certificates representing all of the Existing Shares (other than Company Shares held at the Depository Trust Company or in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby. For purposes of this Agreement, the term “beneficial ownership” and correlative terms shall be interpreted in accordance with Rule 13d-3 under the Exchange Act. Notwithstanding anything to the contrary set forth herein, any shares of capital stock or other securities of the Company that the Stockholder purchases or otherwise acquires beneficial ownership of after the date of this Agreement and during the Restricted Period shall be deemed Existing Shares or Company Shares and subject to the terms and conditions of this Agreement and the representations and warranties with respect to such equity interests shall be deemed made as of the Closing Date.

(b) No Violation. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his, her, or its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to the Stockholder or by which any of his, her or its assets is bound, (ii) constitute or result in a default under or the loss of any benefit under, or result in the creation of any Lien on the assets of the Stockholder under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party or by which the Stockholder or any of his, her or its assets is bound, or (iii) result in the creation of any Lien upon any Company Shares, other than, in the case of clause (iii), any Liens arising hereunder.

(c) Authority. The Stockholder has full power, authority and legal capacity to enter into, execute and deliver this Agreement, to perform fully the Stockholder’s obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Agreement, the performance by the Stockholder of the Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. No additional proceedings or actions on the part of Stockholder are necessary to authorize the execution and delivery of this Agreement, the performance by Stockholder of his, her or its covenants or other obligations hereunder, or the consummation of the transactions contemplated hereby.

(d) Consents and Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his, her or its obligations under this Agreement and the consummation by him, her or it of the transactions contemplated hereby will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any third party or Governmental Entity. [No consent or approval of Stockholder’s spouse is necessary under any “community property” or other Laws in order for Stockholder to enter into and perform his, her or its obligations under this Agreement.]

(e) Absence of Litigation. There are no civil, criminal or administrative actions, suits, claims, charges, complaints, inquiries, audits, examinations, hearings, arbitrations, investigations or other proceedings commenced, pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or any of his, her or its Affiliates before or by any third party or Governmental Entity that could reasonably be expected to impair the ability of the Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) No Fees. The Stockholder has not employed any broker or finder or incurred any liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

(g) Reliance by Parent. The Stockholder has been represented by or had opportunity to be represented by independent counsel, and the Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement, including the representations and warranties of Stockholder contained herein.

3.	Covenants of the Stockholder

(a) Restrictions on Transfer. During the term of this Agreement, the Stockholder will not, and will not permit any Person under the Stockholder’s control or any of the Stockholder’s subsidiaries and its and their respective directors, officers, and employees(“Representatives”) to, except in connection with the consummation of the Merger Agreement and as expressly provided for therein, (i) directly or indirectly, sell, exchange, pledge, hypothecate, tender, grant a security interest in, transfer or otherwise dispose of or grant or create a Lien in or upon, or gift or place in trust (a “Transfer”), any of the Company Shares (including by merger, business combination, consolidation, testamentary disposition, operation of law or otherwise) and will not offer to make such a Transfer or enter into any voting agreement or voting trust or any other agreement, arrangement or understanding (other than a proxy for the purpose of voting the Stockholder’s Company Shares in accordance with Section 1 hereof) which would during the term of this Agreement (A) restrict, (B) establish a right of first refusal to, or (C) otherwise relate to, the Transfer of the Company Shares (including transfer by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest in the Company Shares (including any right or power to vote to which the Stockholder may be entitled, whether such right or power is granted by proxy or otherwise) or the record of legal or beneficial ownership of the Company Shares, (ii) enter into any Contract with any Person, or take any other action, in each case, that violates or conflicts with or could reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Stockholder’s representations, warranties, covenants and obligations under this Agreement, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to any or all of the Company Shares other than as required to effect the Stockholder’s voting obligations in Section 1, (iv) take any action that would reasonably be expected to restrict the Stockholder’s legal power, authority and right to vote all of the Company Shares then beneficially owned by him, her or it, or otherwise comply with and perform his, her or its covenants and obligations under this Agreement, (v) enter into a swap or other agreement or any transaction that Transfers, in whole or in part, the economic consequence of ownership of any Company Shares; or (vi) publicly announce any intention to do any of the foregoing. The parties agree that any Transfer or other action, agreement, understanding or arrangement in violation of this provision shall, to the fullest extent permitted by Law, be void. The Stockholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Company Shares for the period from the date hereof through the date this Agreement is terminated in accordance with Section 7 hereof. The Stockholder understands and agrees that if the Stockholder attempts to Transfer, vote or provide any other Person with the authority to vote any of the Company Shares other than in compliance with this Agreement, the Company shall not, and the Stockholder hereby unconditionally and irrevocably instructs the Company to not, (x) permit such Transfer, vote or grant of authority on its books and records, (y) issue a new certificate representing any of the Company Shares, or (z) record such vote unless and until the Stockholder shall have complied with the terms of this Agreement.

(b) Permitted Transfers. Notwithstanding the foregoing, the Stockholder shall be permitted to Transfer all or any portion of its Company Shares pursuant to (i) bona fide gifts to any member of the Stockholder’s immediate family or otherwise for estate planning purposes, (ii) any Transfer occurring by will, testamentary document or intestate succession upon the death of a Stockholder who is an individual or (iii) any Transfer to Affiliates of the Stockholder; provided, further, that any such Transfer shall be permitted only if, as a precondition to such Transfer, the transferee executes a joinder to this Agreement pursuant to which such transferee becomes a party to this Agreement and agrees to be bound by all the terms of this Agreement applicable to such Stockholder, and any Transfer or attempted Transfer of any Company Shares in violation of Section 3(a) or this Section 3(b) shall, to the fullest extent permitted by Law, be null and void ab initio.

(c) Disclosure. The Stockholder hereby agrees to permit Parent to publish and disclose in the Prospectus/Proxy Statement and any other filing or disclosure required under the 1933 Act and the 1934 Act to be made by Parent or its Affiliates, the Stockholder’s identity and ownership of Company Common Stock and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement and agrees to promptly furnish to Parent or the Company, as applicable, any information it may reasonably require for the preparation of any such disclosure documents; provided, that Parent shall (with respect to such filing or disclosure required to be made by Parent) give the Stockholder and its legal counsel a reasonable opportunity to review and comment on such disclosures, and shall consider in good faith any such reasonable comments prior to any such disclosures being made public. The Stockholder acknowledges that the Company will publish and disclose the Stockholder’s identity and ownership of Company Common Stock and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement, in the Prospectus/Proxy Statement and any other filings or disclosure required under the 1934 Act. The Stockholder agrees to promptly notify Parent and the Company, as applicable, of any required corrections with respect to any such information, if and to the extent that any such information shall have become false or misleading in any material respect. The Stockholder shall consult with Parent before issuing any press releases or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any public statement without the prior written approval of Parent, except as may be required by applicable Law; provided that this Section 3(c) does not apply to statements made by the Company Board, which shall instead be governed by the applicable provisions of the Merger Agreement.

(d) Agreements or Commitments. The Stockholder has not entered into and will not enter into any agreement or commitment with any Person the effect of which would be inconsistent with or otherwise violate any of the provisions and agreements set forth herein.

(e) No Prior Proxies. Any prior proxies or voting rights previously given by the Stockholder in respect of the Company Shares are revocable, and the Stockholder covenants that any such proxies or voting rights are hereby irrevocably revoked.

(f) Obligation to Update Schedule A. The Stockholder agrees that in connection with any acquisitions or Transfers (to the extent permitted) of Company Shares by such Stockholder, such Stockholder will, as promptly as practicable following the completion thereof, notify Parent in writing of such acquisition or Transfer and the parties will update Schedule A hereto to reflect the effect of such acquisition or Transfer.

4.	Certain Events.

The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Company Shares and shall be binding upon any Person to which legal or beneficial ownership of the Company Shares shall pass, whether by operation of Law or otherwise, including the Stockholder’s successors or assigns. In the event of any stock split, stock dividend, merger, exchange, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Shares, the number of Company Shares subject to the terms of this Agreement shall be appropriately adjusted, and this Agreement and the obligations hereunder shall attach to any additional securities of the Company issued to or acquired by the Stockholder, and the terms “Existing Shares” and “Company Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such equity interests may be changed or exchanged or which are received in such transaction. The Stockholder hereby agrees to notify the Company and Parent as promptly as practicable (and in any event within two Business Days after receipt) in writing of the number of any additional Company Shares of which the Stockholder acquires legal or beneficial ownership on or after the date hereof.

5.	Capacity.

With respect to the terms of this Agreement relating to the Company Shares, this Agreement relates solely to the capacity of the Stockholder as a stockholder or other beneficial owner of the Company Shares and is not in any way intended to affect or prevent the exercise by the Stockholder or any of its Affiliates or Representatives of his, her or its responsibilities as a director or officer of the Company (including any fiduciary duties), as applicable, to the extent permitted by the Merger Agreement or otherwise required by Law.

6.	Acquisition Proposals.

The Stockholder agrees during the term of this Agreement that it will not, and will cause each of its controlled Affiliates and direct its and their respective Representatives to not, (i) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to the Mergers, (ii) initiate a stockholders’ vote with respect to any Acquisition Proposal, (iii) become a member of a “group” (as such term is used in Section 13(g) of the Exchange Act) with respect to any voting securities of the Company with respect to any Acquisition Proposal or (iv) take any action that the Company is prohibited from taking pursuant to Section 6.02 (Acquisition Proposals) or Section 6.08 (Publicity) of the Merger Agreement.

7.	Term; Termination.

The term of this Agreement shall commence on the date hereof. This Agreement shall terminate upon the earlier of (i) the Effective Time, or (ii) termination of the Merger Agreement in accordance with Article VIII of the Merger Agreement; provided, that the provisions of Sections 7, 8, 9, 10, 11, 13, 14, 15, 16, 17, 18(b), 19 and 20 of this Agreement shall survive any termination of this Agreement. Other than as provided for herein, following the termination of this Agreement, there shall be no further liabilities or obligations hereunder on the part of the Stockholder or Parent, or their respective officers, directors or Representatives, except that nothing in this Section 7 and no termination of this Agreement shall relieve any Party hereto from any liability for fraud in the making of representations or warranties expressly set forth in Section 2 hereof or Willful Breach of this Agreement.

8.	Specific Performance.

The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that (i) the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, without the necessity of proving the inadequacy of money damages as a remedy (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such Party is entitled at Law or in equity, and (ii) the right of specific enforcement is an integral part of the transactions contemplated under the Merger Agreement and hereby and without that right neither the Stockholder nor Parent would have entered into this Agreement. The Parties further agree that by seeking the remedies provided for in this Section 8, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, including monetary damages in the event that the remedies provided for in this Section 8 are not available or otherwise are not granted. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8 shall not be required to provide any bond or other security in connection with any such order or injunction.

9.	Amendments; Waivers.

This Agreement may not be amended or waived except by an instrument in writing signed on behalf of each of the Parties hereto.

10.	Governing Law and Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT, ALL ACTIONS, CLAIMS, SUITS OR PROCEEDINGS IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE, THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, THE NEGOTIATION OF THIS AGREEMENT OR THE PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD HAVE THE EFFECT OF APPLYING THE LAWS OF, OR DIRECTING A MATTER TO, ANOTHER JURISDICTION. The Parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of Delaware and, if such courts will not have jurisdiction, the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and the other transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such a Delaware State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION OF THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED TO SUCH PARTY, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

11.	Expenses.

Except as otherwise expressly provided in this Agreement or the Merger Agreement, all costs and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby will be paid by the Party incurring such costs and expenses, regardless of whether the Transactions are actually consummated; provided, that in any action to enforce this Agreement or the rights of any Party hereunder, the prevailing Party in such action shall be entitled to receive its reasonable attorney’s fees and all other reasonable costs and expenses incurred in such action.

12.	Reasonable Efforts.

On the terms and subject to the conditions of this Agreement, the Stockholder agrees to, without further consideration, use his, her or its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby as promptly as practicable. Without limiting the foregoing, but subject in all events to the terms and conditions of this Agreement and the Merger Agreement, the Stockholder shall execute and deliver to Parent and any of its designees any proxies reasonably requested by Parent with respect to the Stockholder’s voting obligations under this Agreement.

13.	Notices.

Any notice, request, instruction or other document or communication to be given to any Party hereunder shall be in writing and will be deemed to have been duly delivered and received hereunder (a) upon delivery if personally delivered by hand providing proof of delivery, (b) on the date sent by email (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), or (c) when delivered if sent by a nationally recognized overnight courier service (with confirmation of delivery), in each case to the intended recipient as set forth herein: (i) with respect to Parent, the applicable address set forth in Section 9.06 of the Merger Agreement, (ii) with respect to the Stockholder, at the address for the Stockholder on Schedule A or (iii) to such other Persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

14.	Benefit of Agreement; Assignment.

(a) This Agreement shall not be assignable by operation of Law (except as a result of the Mergers at the Effective Time) or otherwise; provided, however, that Parent will be entitled to assign this Agreement to any Affiliate of Parent; provided that no such designation shall (1) relieve any such Person of its obligations hereunder or (2) reasonably be expected to impede or delay the consummation of the transactions contemplated hereby or otherwise impede the rights of the Parent or the Stockholder under this Agreement. Any purported assignment in violation of this Agreement is void. Subject to the preceding sentence and Section 3(b) hereof, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

(b) Except as specifically provided in this Section 14, Parent and the Stockholder hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the Parties, in accordance with and subject to the terms of this Agreement, the Merger Agreement and the Ancillary Agreements and are not intended to, and do not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Any inaccuracies in the representations and warranties set forth herein are subject to waiver by the Parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties hereto of risks associated with particular matters regardless of the knowledge of any of the Parties hereto. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

15.	Counterparts.

This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

16.	Severability.

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

17.	No Ownership Interest.

Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Company Shares or to create or form a “group” for purposes of the Exchange Act. All rights, ownership and economic benefits of and relating to the Company Shares shall remain vested in and belong to the Stockholder, and Parent shall not have any authority to direct the Stockholder in the voting or disposition of any of the Company Shares, except as otherwise provided herein.

18.	No Exercise of Appraisal Rights; Waiver of Certain Actions.

The Stockholder (a) hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any and all rights to require appraisal of the Company Shares pursuant to the DGCL (including Section 262) or otherwise to dissent from the transactions contemplated by the Merger Agreement, including the Mergers, and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against Parent or the Company, or any of their respective successors (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement in accordance with their respective terms and conditions or (ii) alleging breach of fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement or any other agreement expressly contemplated thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing. Notwithstanding the foregoing, this Section 18 shall not apply to limit in any respect the right or ability of a party hereto to enforce the provisions of this Agreement or the Merger Agreement.

19.	Entire Agreement.

This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments as contemplated by or referred to herein or therein or annexed hereto or thereto (including any exhibits and schedules hereto or thereto), constitutes the entire agreement among the Parties hereof and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter of this Agreement (except for any confidentiality, no-use or restrictive covenant agreements that the Stockholder may have entered into previously, which shall remain in full force and effect).

20.	Interpretation.

The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a Section or Schedule, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to lists or copies of any documents (including those “made available to Parent,” “furnished,” “provided” or “delivered” and words of similar import (as applicable)) shall mean true, correct and complete copies of such lists or documents, as applicable. All pronouns and all variations thereof will be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person may require. The defined terms contained in this Agreement are applicable to the singular, as well as to the plural, forms of such terms. References to any statute, rule, regulation, law or Law shall be deemed to refer to all applicable Laws as amended or supplemented from time to time and to any rules, regulations and interpretations promulgated thereunder. All references to “$” or “cents” in this Agreement are to United States dollars or divisions thereof. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, in accordance with its terms. References to any Person include the successors and permitted assigns of that Person. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.”

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

[PARENT]

By:
Name:
Title:

[Signature page to Voting and Support Agreement]

STOCKHOLDER

Name:

[Signature page to Voting and Support Agreement]

SCHEDULE A
Number of Company Shares

and Notice Information

Name	Company Shares

Address for notices:

Name: __________________________________

Street: __________________________________

City, State: _______________________________

Zip Code:________________________________

Telephone: ______________________________

Fax:____________________________________

Email:__________________________________

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